Exhibit T3B-102

OPERATING AGREEMENT

OF

PHW MANAGER, LLC

Dated as of November 20, 2009

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TABLE OF CONTENTS

(continued)

Page
9.07. NOTICES	l6
9.08. SEVERABILITY	16
9.09. COUNTERPARTS; AMENDMENTS	16
9.10. WAIVER OF PARTITION	17

ii

OPERATING AGREEMENT

OF

PHW MANAGER, LLC

This OPERATING AGREEMENT of PHW Manager, LLC (the “Company”) dated November 20,2009 is made and entered into by HARRAH’S OPERATING COMPANY, INC., a Delaware corporation (the “Sole Member”), as the sole member of the Company.

WHEREAS, the Company was formed as a limited liability company pursuant to the Nevada Act (as hereinafter defined) by filing articles of organization of the Company (the “Articles of Organization”) in the Office of the Secretary of State of the State of Nevada, to be governed by the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, the undersigned, as the sole member of the Company, hereby adopts the following as the Company’s “operating agreement” (as that term is defined in the Nevada Act):

I. DEFINED TERMS

1.01. DEFINED TERMS. As used in this Agreement, the following terms (including the singular and plural thereof) have the meanings set forth below:

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person, or (b) any other Person owning or controlling 10% or more of the outstanding voting interests of such Person, or (c) any officer, director, general partner, managing member or trustee of such Person, or (d) any other Person which is an officer, director, general partner, managing member, trustee or holder of 10% or more of the voting interests of any other Person described in clauses (a) through (c) of this definition. As used in this definition, the term “control”, “controlling”, “controlled by” or “under common control with” means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management and policies of a Person, whether through voting securities, by contract or otherwise.

“Agreement” means this Operating Agreement of PHW Manager, LLC, including exhibits, schedules or addenda attached hereto, as amended and in effect from time to time pursuant to the terms of this Agreement.

“Articles of Organization” has the meaning set forth in the recital to this Agreement.

“Bankrupt” or “Bankruptcy” shall have the meaning to the effect of the term “bankrupt” as defined in the Nevada Act.

“Board of Managers” or “Board” has the meaning set forth in Section 5.01(a) hereof.

“Business Days” means any day excluding Saturday, Sunday and any day which shall be in the State of Nevada or the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

“CEO” means the Chief Executive Officer of the Company.

“Certificate” has the meaning set forth in Section 3.03(c) hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference herein to any specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future laws.

“Company” has the meaning set forth in the introductory paragraph hereof and means the limited liability company formed pursuant to the Articles of Organization and operated pursuant to the terms of this Agreement.

“GAAP” has the meaning set forth in Section 6.02 hereof.

“Gaming Laws” means those laws pursuant to which any Nevada Gaming Authority possesses regulatory, licensing or permit authority over the ownership or operation and management of gaming within any jurisdiction and, within the State of Nevada, specifically, the Nevada Gaming Control Act, as codified in NRS Chapter 463, and the regulations promulgated thereunder, and the Clark County Code.

“Gaming License” means all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, waivers, exemptions and entitlements issued by any Nevada Gaming Authority necessary for or relating to the conduct of gaming activities or the ownership of interests in entities that conduct gaming activities under the Gaming Laws.

“Gaming Problem” means circumstances such that any of the Member, the officers or the members of the Board of Managers, prior to being found an Unsuitable Person, may preclude or materially delay, impede or impair the ability of the Company or any Affiliate to obtain or retain any Gaming License of the Company or any Affiliate, or such as may result in the imposition of materially burdensome terms and conditions on any such Gaming License or under which the Member, or any officer or member of the Board of Managers has withdrawn an application to be found suitable by or for a Gaming License from any Nevada Gaming Authority.

“Governmental Authorities” means any federal, state, local or municipal government, court, administrative agency or commission or other governmental or regulatory authority or agency.

“Interest” means the member’s interest (as such term is defined in the Nevada Act) of the Member at any time, including the right of the Member to any and all benefits to which the Member may be entitled as a member as provided under the Nevada Act and this Agreement.

“Member” means the Sole Member, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.

“Nevada Act” means Chapter 86 of the NRS.

“Nevada Gaming Authorities” means state, local and other governmental, regulatory and administrative authorities, agencies, boards and officials of the State of Nevada responsible for or involved in the regulation of gaming activities, including, specifically, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and the Clark County Liquor and Gaming Licensing Board.

“Notices” has the meaning set forth in Section 9.07 hereof.

“NRS” means the Nevada Revised Statutes, as amended from time to time.

“Obligations” shall mean the indebtedness, liabilities and obligations of PHW Las Vegas, LLC, a Nevada limited liability company, under or in connection with the that certain amended and restated loan agreement to be entered into, by and among PHW Las Vegas, LLC and Wells Fargo Bank, N.A., as Trustee for the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2, and any related documents in effect as of any date of determination.

“Person” means any individual, partnership, corporation, limited liability company, trust or other entity.

“Planet Hollywood” has the meaning set forth in Section 2.04(a) hereof.

“Property” has the meaning given in Section 2.04(a) hereof.

“Sole Member” has the meaning given in the introductory paragraph hereof.

“UCC” has the meaning set forth in Section 3.03(a) hereof.

“Unsuitable Person” means any Person who is (i) denied a Gaming License by the Nevada Gaming Authorities, (ii) determined by the Nevada Gaming Authorities to be unsuitable to own or control an Interest or to be associated or affiliated with a Person engaged in gaming activities in the State of Nevada, or (iii) determined by any gaming authority in a jurisdiction other than the State of Nevada to be unsuitable to own or control an interest in a gaming business, or to be associated with a person engaged in gaming activities in any other jurisdiction.

II. ORGANIZATION

2.01. NAME AND PRINCIPAL PLACE OF BUSINESS.

(a) Name. The name of the Company is set forth on the cover page to this Agreement. The Board of Managers may change the name of the Company or adopt such trade or fictitious names for use by the Company as the Board of Managers may from time to time determine. All business of the Company shall be conducted under such name, and title to all assets of the Company shall be held in such name.

(b) Principal Place of Business. The principal place of business and office of the company shall be located at such place as the Board of Managers may from time to time designate.

2.02. TERM. The term of the Company shall be perpetual.

2.03. REGISTERED AGENT AND REGISTERED OFFICE. The name of the Company’s registered agent for service of process is CSC Services of Nevada, Inc., and the address of the Company’s registered agent and the address of the Company’s registered office in the State of Nevada is 502 East John Street, Carson City, NV 89706. Such agent and such office may be changed from time to time by the Board of Managers. Any Person authorized by the Board of Managers is hereby authorized, for the purposes of authorizing or qualifying the Company to do business in any state, territory, or dependency of the United States in which it is necessary or expedient for the Company to transact business, to do any and all acts and things necessary to obtain from such state, territory or dependency any such authorization or qualification, including any filing or recording deemed necessary by such Person authorized by the Board of Managers.

2.04. PURPOSE. The principal purposes and business of the Company are:

(a) to (i) operate and/or manage the hotel/casino known as the Planet Hollywood Resort and Casino (the “Property”), or any other hotel and/or casino, (ii) enter into a management agreement or agreements for the management of the Property, and (iii) to conduct all activities reasonably necessary or desirable to accomplish the foregoing purposes, and to do anything necessary or incidental to any of the foregoing; and

(b) to engage in any other lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Nevada.

The Company, and the Member, or any member of the Board of Managers or officer on behalf of the Company, may enter into, execute, deliver and perform under any and all documents or agreements related to the management of the Property, all without any further act, vote or approval of the Member, any member of the Board of Managers, any officer or other Person notwithstanding any other provision of this Agreement, and, to the fullest extent permitted by applicable law, including the Nevada Act. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any member of the Board of Managers or officer to enter into other agreements on behalf of the Company.

III. MEMBER

3.01. ADMISSION OF MEMBER. The Sole Member is hereby admitted as a member of the Company and shall be shown as such on the books and records of the Company.

3.02. LIMITATION ON LIABILITY. Except as otherwise expressly provided in the Nevada Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Member, nor the members of the Board of Managers, nor any officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member, a member of the Board of Managers or an officer of the Company. Except as otherwise expressly provided in the Nevada Act, the liability of the Member shall be limited to the amount of capital contributions required to be made by it in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due and payable pursuant to the provisions of this Agreement. Further, except as otherwise expressly provided herein to the contrary, no member or other holder of an equity interest in the Member, or any officer, manager, director or employee of any of the foregoing or any of their Affiliates shall be obligated personally for any debt, obligation or other liability of the Company solely by reason of being a member of the Board of Managers or as a member or other holder of an equity interest of the Member, or officer, manager, director, or employee of any of the foregoing or any of their Affiliates. Further, the failure of the Company to observe any limited liability company or other formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Nevada Act shall not be grounds for any member of the Board of Managers, the Member, member or other holder of an equity interest in the Member, or any officer, director or employee of any of the foregoing or any of their Affiliates to be held liable or obligated for any debt, obligation or other liability of the Company.

3.03. SECURITIES UNDER UCC. (a) The Interest shall constitute a “security” within the meaning of, and be governed by, (i) Article 8 of the Uniform Commercial Code (including Section 104.8102(l)(n) thereof) as in effect from time to time in the State of Nevada (the “UCC”) , and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction. This statement shall constitute an express provision that the Interest is a security governed by Article 8 of the UCC within the meaning of Section 104.81 03(3) of the UCC (or other corresponding provision of the Uniform Commercial Code in any other applicable jurisdiction), solely for the purposes of establishing the applicability thereto of the provisions of Article 8 of the UCC governing securities. The Interest shall not be considered a “security” for any other purpose unless otherwise expressly provided in this Agreement. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of the UCC, such provision of Article 8 of the UCC shall control.

(b) The Company shall maintain books for the purpose of registering the transfer of Interests. The transfer of Interests in the Company requires delivery of an endorsed security certificate. The Company shall notify the registered owner of any Interests of any applicable restrictions on the transfer of such Interests and such restrictions shall be noted conspicuously on each certificate evidencing such Interests in the Company.

(c) The Interest shall be evidenced by a membership certificate which shall be issued to the Member of the Company and represent the Member’s percentage of ownership in the Company (the “Certificate”). The Company shall issue the Certificate to the Member in such form as the Board may determine is appropriate. The Certificate shall represent the Member’s entire Interest in the Company. The Certificate shall bear legends in the following forms (in addition to any other legends required by applicable law or otherwise):

THE PURPORTED SALE, ASSIGNMENT, TRANSFER, PLEDGE, GRANTING OF ANY OPTION TO PURCHASE OR OTHER DISPOSITION OF SUCH INTEREST SHALL BE INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS THAT A MEMBER IS UNSUITABLE TO HOLD SUCH INTEREST, THE COMPANY SHALL REDEEM THE MEMBER’S INTEREST ON THE TERMS PROVIDED IN THE AGREEMENT PURSUANT TO WHICH THIS INSTRUMENT WAS ORIGINALLY ISSUED OR THE COMPANY’S OPERATING AGREEMENT. BEGINNING ON THE DATE WHEN THE NEVADA GAMING COMMISSION SERVES NOTICE OF A DETERMINATION OF UNSUITABILITY PURSUANT TO APPLICABLE LAW UPON THE COMPANY, IT SHALL BE UNLAWFUL FOR THE UNSUITABLE MEMBER (A) TO RECEIVE ANY DIVIDEND OR INTEREST OR ANY PAYMENT OR DISTRIBUTION OF ANY KIND, INCLUDING OF ANY SHARE OF THE DISTRIBUTION OF PROFITS OR CASH OR ANY OTHER PROPERTY, OR PAYMENTS UPON DISSOLUTION, FROM THE COMPANY, OTHER THAN A RETURN OF CAPITAL AS REQUIRED ABOVE; (B) TO EXERCISE DIRECTLY OR THROUGH ANY PROXY, TRUSTEE OR NOMINEE ANY VOTING RIGHT CONFERRED BY THE MEMBER’S INTEREST IN THE COMPANY; (C) TO PARTICIPATE IN THE MANAGEMENT OF THE COMPANY; OR (D) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY OR FROM ANY COMPANY HOLDING A GAMING LICENSE FOR SERVICES RENDERED OR OTHERWISE.

THIS CERTIFICATE EVIDENCES A MEMBER’S INTEREST IN PHW MANAGER, LLC. THE MEMBER’S INTEREST REPRESENTED BY THIS CERTIFICATE SHALL BE CONSIDERED A “SECURITY” AS DEFINED IN SECTION 104.8102(1)(n) OF THE UCC AND THIS STATEMENT SHALL CONSTITUTE AN EXPRESS PROVISION THAT THE OWNERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS A SECURITY GOVERNED BY ARTICLE 8 OF THE UCC, WITHIN THE MEANING OF SECTION 104.8103(3) OF THE UCC, SOLELY FOR THE PURPOSES OF ESTABLISHING THE APPLICABILITY THERETO OF THE PROVISIONS OF ARTICLE 8 GOVERNING SECURITIES. THE OWNERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE SHALL NOT BE CONSIDERED A “SECURITY” FOR ANY OTHER PURPOSE. FOR PURPOSES HEREOF, “UCC” SHALL MEAN THE UNIFORM COMMERCIAL CODE AS ENACTED AND IN EFFECT IN THE STATE OF NEVADA.

(d) The Company shall issue a new Certificate in place of any Certificate previously issued to the Member, as reflected on the books and records of the Company, provided that the Member:

(i) makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Certificate has been lost, stolen or destroyed;

(ii) requests the issuance of a new Certificate before the Company has notice that such previously issued Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Company.

3.04. ASSIGNMENTS. The Member may, to the fullest extent permitted by the Nevada Act, at any time or from time to time, subject to the receipt of all required approvals under applicable Gaming Laws, and subject to all other applicable laws of the State of Nevada, including Gaming Laws, assign, transfer, pledge or encumber all or any portion of the Interest to any other Person. Subject to Section 3.06, the transferee shall be admitted to the Company as a Member of the Company upon his, her or its execution of an instrument signifying his, her or its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If the Member transfers all of its member’s interest in the Company pursuant to this Section 3.04, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a Member of the Company. Notwithstanding anything in this Agreement to the contrary, but subject to applicable Gaming Laws and the receipt of all approvals required thereunder, any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

3.05. RESIGNATION. If the Member is permitted to resign pursuant to this Section 3.05, an additional member of the Company shall be admitted to the Company, subject to Section 3. 06 and applicable Gaming Laws, upon his, her or its execution of an instrument signifying his, her or its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement, and upon the receipt of all approvals required under Gaming Laws. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

3.06. ADMISSION OF ADDITIONAL MEMBERS. Subject to applicable Gaming Laws and the receipt of all approvals required thereunder, one or more additional Members of the Company may be admitted to the Company with the written consent of the Member.

IV. CAPITAL; ALLOCATIONS AND DISTRIBUTIONS

4.01. CAPITAL CONTRIBUTIONS.

(a) Capital Contributions. The Member may, in its sole discretion, make capital contributions to the capital of the Company when and if requested by the Board of Managers.

(b) No Capital Contributions Required by Members of Board of Managers. No member of the Board of Managers shall be required to make capital contributions to the Company.

4.02. ALLOCATIONS. The Company’s profits and losses will be allocated to the Member.

4.03. DISTRIBUTIONS.

(a) Determined by Board. Subject to applicable Gaming Laws including any required approval of the Nevada Gaming Authorities, distributions will be made to the Member at the times and in the aggregate amounts determined by the Board of Managers.

V. MANAGEMENT

5.01. MANAGEMENT.

(a) Board of Managers. Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be vested in and controlled by managers (as defined in the Nevada Act) acting exclusively by means of and through a committee of persons appointed pursuant to the terms of this Section 5 (“Board of Managers”). All decisions made with respect to the management and control of the Company and approved by a majority (in number of votes) of the Board of Managers (except for such decisions which by the express terms of this Agreement or the Nevada Act require the approval of the Member) shall be binding on the Company and all Members. The Board shall monitor the financial performance, material transactions and strategic and business planning of the Company. The Board of Managers may delegate certain authority and responsibility to the officers of the Company. The initial members of the Board of Managers will be the individuals listed on Schedule B attached hereto, with each such person having one (1) vote on each matter brought before the Board of Managers. The Board of Managers may adopt from time to time such other rules and procedures governing its conduct.

(b) Adding and Removing Members of the Board. Subject to applicable Gaming Laws, the Member may in its discretion appoint from time to time additional persons to be members of the Board of Managers, each of whom shall have such number of votes on matters brought before the Board of Managers as is established by the Member at the time of such appointment. The Member may in its discretion remove from the Board of Managers any member of the Board of Managers.

(c) Gaming Approvals for Members of Board and Members of the Company. Each person appointed to the Board of Managers and the Member, shall make all filings and applications required under the Gaming Laws and comply with all requests of the Nevada Gaming Authorities in order to obtain and maintain all Gaming Licenses and other necessary approvals under the Gaming Laws. If any person appointed to the Board of Managers is or becomes an Unsuitable Person, or is found by the Member, in good faith, or by the Board of Managers (excluding any member of the Board of Managers that is an Affiliate of such person) to have a Gaming Problem, the Board of Managers shall immediately remove such person as a member of the Board, and such person shall immediately cease to be a member of the Board.

(d) Meetings. Regular meetings of the Board of Managers shall be held at such times and places as shall be designated from time to time by resolution of the Board of Managers, provided the Board of Managers shall meet no less frequently than quarterly and provided such regular meetings of the Board of Managers shall be as often as necessary or desirable to carry out its management functions. Special meetings of the Board of Managers may be called by or at the request of the CEO, any member of the Board or the Member. The person or persons authorized to call the special meeting of the Board of Managers may fix any place within the continental United States as shall be agreed to by at least one other member of the Board of Managers as the place for holding the special meeting of the Board of Managers.

(e) Notice of Meetings. Notice of any meeting of the Board of Managers shall be given no fewer than two Business Days and no more than 20 Business Days prior to the date of the meeting. Notices shall be delivered in the manner set forth in Section 9.07 hereof. The attendance of a member of the Board of Managers at a meeting of the Board shall constitute a waiver of notice of such meeting, except where a member of the Board attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not properly called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Managers need be specified in the notice or waiver of notice of such meeting.

(f) Intentionally Omitted

(g) Majority Vote. The act of a majority (in number of votes) of the members of the Board of Managers shall be the act of the Board.

(h) Action by Written Consent. Any action taken or required to be taken at a meeting of the Board of Managers or any other action which is or may be taken at a meeting of the Board of Managers may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by the number of members of the Board of Managers required to approve such action at a properly called and constituted meeting of the Board at which all members of the Board entitled to vote with respect to the subject matter thereof were present and voting. Any such consent signed by members of the Board of Managers indicated above shall have the same effect as an act of the number of the members of the Board indicated above at a properly called and constituted meeting of the Board at which all of the members of the Board were present and voting.

(i) Conference Telephone Meetings. The members of the Board of Managers may participate in and act at all meetings of the Board through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meetings shall constitute attendance in person at the meeting of the person or persons so participating.

(j) Minutes. A written record of all meetings of the Board of Managers and all decisions made by it shall be made by the Secretary of the Company, and kept in the records of the Company.

(k) Revised Rules and Procedures. The Board of Managers may adopt such other rules and procedures governing its conduct.

(l) Recourse Events. Notwithstanding anything to the contrary contained herein, the Company shall not take any action (or omit to take any action) or permit (or consent to) any of its direct or indirect subsidiaries taking any action (or omitting to take any action) that, in any such case, would give rise to liability of any guarantor under any guaranty given in connection with the Obligations without the express written consent of such guarantor and the Member. For the avoidance of doubt, to the extent any provision of this Agreement requires the consent of any other Person to the taking of an action by the Company, the consent of such Person shall also be required to authorize the Company to take any such action.

5.02. OFFICERS.

(a) Appointment. Subject to applicable Gaming Laws, the Board of Managers may appoint a Chief Executive Officer, a President, a Chief Financial Officer, and one or more Vice Presidents, a Treasurer, a Secretary, and such other officers of the Company as it sees fit, each of whom shall have authority and perform such duties as are set forth in this Agreement and as the Board of Managers may from time to time specify. Each officer shall hold office until he or she shall resign or die or shall be removed or otherwise disqualified to serve. If any Person appointed to serve as an officer is or becomes an Unsuitable Person, or is found by the Member, in good faith, or by the Board of Managers (excluding any member of the Board of Managers that is an Affiliate of such person) to have a Gaming Problem, the Board of Managers shall immediately remove such Person as an officer and such Person shall automatically cease to be an officer. A member of the Board of Managers may hold any office, and one person may hold more than one office. A vacancy in the office of any officer, whether as a result of death, resignation, removal, disqualification or any other cause, may be filled by the Board of Managers at any regular or special meeting. The initial officers of the Company designated by the Member are listed on Schedule A hereto.

(b) Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Managers at any regular or special meeting, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time upon written notice to the Company.

(c) Compensation. Officers and other employees of the Company shall receive such compensation as shall be determined by the Board of Managers, adopted in advance or after the rendering of the services, or by employment contracts entered into by the Company. The power to establish compensation of officers, other than the office held by such person, may be delegated to any Chief Executive Officer or President of the Company. Election or appointment of any officer or any other employee shall not of itself create contract rights or any rights to compensation hereunder.

(d) Chief Executive Officer. The Chief Executive Officer, if one is appointed, shall be the chief executive officer of the Company and shall report to the Board of Managers. The Chief Executive Officer shall generally and actively manage the business of the Company, shall see that all orders and resolutions of the Board of Managers are carried into effect, and shall perform all duties as may from time to time be assigned by the Board of Managers.

(e) President. The Board of Managers may designate the Chief Executive Officer as the President of the Company or appoint a separate person as President. If appointed separately the President will perform such duties and possess such powers as are assigned from time to time by the Chief Executive Officer or the Board of Managers.

(f) Chief Financial Officer. The Chief Financial Officer, if one is appointed, shall oversee the Company’s financial affairs (including preparation of the Company’s financial statements and reports) and perform such other duties and possess such powers as may be assigned from time to time by the Chief Executive Officer or the Board of Managers.

(g) Vice Presidents. The Company may have one or more vice presidents, and any vice president may be designated as an “executive” or “senior” vice president. The vice presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Managers or the Chief Executive Officer.

(h) Secretary. The Secretary, if one is appointed, shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Managers or the Chief Executive Officer. In addition, the secretary shall perform such duties and have such powers as are incident to the office of Secretary including, without limitation, the duty and power to give notice of all meetings of Members and Board of Managers, the preparation and maintenance of minutes of meetings of Members and Board of Managers and other records and information required to be kept by the Company and for authenticating records of the Company, and to be custodian of the Company records.

(i) Treasurer. The Treasurer, if one is appointed, shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Managers or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Company, to deposit funds of the Company depositories selected in accordance with this Agreement, to disburse such funds as directed by the Board of Managers subject to the terms and conditions of this Agreement, making proper accounts thereof and to render as required by the Board of Managers statements of all these transactions taken as Treasurer.

(j) Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Managers. In the absence, inability or refusal to act of the Secretary or the Treasurer, respectively, the assistant secretaries or assistant treasurers, respectively, in the order designated by the Board of Managers, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

5.03. AUTHORIZED SIGNATORIES. The Board may designate certain individuals from time to time as authorized signatories, to have such duties and perform such actions as are set forth in this Agreement or in a resolution adopted by the Board.

5.04. DUTIES. The members of the Board of Managers and officers shall devote such time to the Company business as they deem to be necessary or desirable in connection with their respective duties and responsibilities hereunder.

VI. BOOKS AND RECORDS

6.01. BOOKS AND RECORDS. The Company shall maintain, or cause to be maintained, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts in which shall be entered fully and accurately each and every financial transaction with respect to the operations of the Company and ownership and operation of any property. Without limiting the foregoing, the Company shall maintain a current list of the full name and last known business address of each Member of the Company in alphabetical order, a copy of the Articles of Organization and all amendments thereto, together with executed copies of any powers of authority pursuant to which any document has been executed, and a copy of this Agreement, together with any amendments thereof. Bills, receipts and vouchers shall be maintained on file by the Company. The Company shall maintain said books and accounts in a safe manner and separate from any records not having to do directly with the Company or any property of the Company. Such books and records shall be prepared and maintained at the principal place of business of the Company or such other place or places as may from time to time be determined by the Board of Managers.

6.02. ACCOUNTING AND FISCAL YEAR. Unless otherwise directed by the Member, the books of the Company shall be kept on the accrual basis in accordance with United States generally accepted accounting principles, practices and procedures (“GAAP”) and on a tax basis and the Company shall report its operations for tax purposes on the accrual method. The fiscal year and U.S. tax year of the Company shall end on December 31 of each year, unless a different tax year shall be required by the Code or established by the Board of Managers.

VII. EXCULPATION AND INDEMNIFICATION; OTHER BUSINESS

7.01. EXCULPATION. To the fullest extent permitted by law, neither the Member, nor any officer, director, employee or agent of the Company, nor any member of the Board of Managers nor any employee, representative, agent or Affiliate of the Member (collectively, the “Indemnified Persons”) shall be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s gross negligence or willful misconduct.

7.02. INDEMNIFICATION. (a) To the fullest extent permitted by applicable law, an Indemnified Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of such Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 7.02 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

(b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in this Section 7.02.

(c) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(d) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Indemnified Person, an Indemnified Person acting under this Agreement shall not be liable to the Company or to any other Indemnified Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Indemnified Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Indemnified Person.

(e) The foregoing provisions of this Section 7.02 shall survive the dissolution of the Company or any termination of this Agreement.

7.03. OTHER BUSINESS. (a) Subject to any express agreement that may from time to time be in effect, any officer or employee of the Company or any member of the Board of Managers, who is also an officer, director, employee, managing director or member of a board of managers or board of directors of the Member, or any Affiliate of the Member or the Company (any such individual a “Covered Person”), may (and shall have no duty not to), in his or her capacity as an officer, director, employee, managing director or member of a board of managers or board of directors of the Member, or any Affiliate of the Member or the Company: (i) carry on and conduct, whether directly or indirectly, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company; (ii) do business with any client, customer, vendor or lessor of the Company, and (iii) make investments in any kind of property in which the Company may make investments. To the fullest extent permitted by applicable law, the Company hereby renounces any interest or expectancy of the Company to participate in any business of the Covered Persons, and waives any claim against a Covered Person and shall indemnify each Covered Person against any claim that such Covered Person is liable to the Company or its Member for breach of any fiduciary duty solely by reason of such person’s or entity’s participation in any such business.

(b) In the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both and the Company and the Member or any Affiliate of the Member or the Company, such Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company. To the fullest extent permitted by applicable law, the Company hereby renounces any interest or expectancy of the Company in such corporate opportunity and waives any claim against each Covered Person and shall indemnify a Covered Person against any claim, that such Covered Person is liable to the Company or its Members for breach of any fiduciary duty solely by reason of the fact that such Covered Person (i) pursues or acquires any corporate opportunity for the benefit of the Member, or any Affiliate of the Member or the Company, (ii) directs, recommends, sells, assigns, or otherwise transfers such corporate opportunity to the Member, or any Affiliate of the Member or the Company or (iii) does not communicate information regarding such corporate opportunity to the Company, provided, however, in each case, that any such corporate opportunity which is expressly offered to a Covered Person, in writing, solely in his or her capacity as an officer or employee of the Company or member of the Board of Managers shall belong to the Company.

VIII. DISSOLUTION AND TERMINATION

8.01. DISSOLUTION. The Company shall be dissolved and its business wound up upon the earliest to occur of any of the following events:

(a) The sale, condemnation or other disposition of all or substantially all of the assets of the Company and the receipt of all cash consideration therefor;

(b) The entry of a decree of judicial dissolution pursuant to Section 86.495 of the Nevada Act; or

(c) The written determination of the Board of Managers to terminate the Company.

8.02. Notwithstanding any other provision of this Agreement, the death, retirement, resignation, expulsion, Bankruptcy, dissolution or dissociation of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

8.03. To the fullest extent permitted by law, notwithstanding any other provision of this Agreement, the Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or the occurrence of an event that causes the Member to cease to be a member of the Company.

IX. MISCELLANEOUS

9.01. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed wholly within that State, without regard to choice of law principles.

9.02. CAPTIONS. All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision in this Agreement.

9.03. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.

9.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, legal representatives, heirs, successors and assigns.

9.05. EXTENSION NOT A WAIVER. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to the Member or the Company shall impair or affect the right of the Member or the Company thereafter to exercise the same.

9.06. CREDITORS AND THIRD PARTIES NOT BENEFITED. Nothing contained in this Agreement is intended or shall be deemed to benefit any third party or creditor of the Company or the Member, and no third party or creditor of the Company shall be entitled to require the Company or the Member to solicit or accept any additional capital contribution for the Company.

9.07. NOTICES. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, “Notices”) shall be in writing and shall be given by personal delivery, facsimile transmission, electronic mail or a nationally recognized overnight courier service, fees prepaid, addressed as follows:

If to the Company:	PHW Manager, LLC c/o Harrah’s Entertainment, Inc. One Caesars Palace Drive Las Vegas, Nevada 89109 Attention: General Counsel Facsimile No.: (702) 407-6418 Email: tdonovan@harrahs.com

If to the Member:	Harrah’s Operating Company, Inc. c/o Harrah’s Entertainment, Inc. One Caesars Palace Drive Las Vegas, Nevada 89109 Attention: General Counsel Facsimile No.: (702) 407-6418 Email: tdonovan@harrahs.com

The Member and the Company may designate another addressee or other contact information (and/or change its address or other contact information) for Notice hereunder by a Notice given pursuant to this Section 9.07. The Company may give notice to members of the Board of Managers at their respective addresses shown on the books and records of the Company. A Notice sent in compliance with the provisions of this Section 9.07 shall be deemed given on the date of receipt, except if delivery is refused, in which case such notice shall be given on the date delivery is first attempted. A Notice sent by electronic transmission will be effective unless the sender receives a notice that such electronic transmission was undeliverable or should otherwise reasonably believe that the electronic mail was not delivered.

9.08. SEVERABILITY. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby; provided, however, the limitation of liability and exculpation provisions of this Agreement are an integral part hereof.

9.09. COUNTERPARTS; AMENDMENTS. This Agreement may be executed in multiple counterparts (including counterparts transmitted by facsimile), each of which shall be an original but all of which together shall constitute but one and the same agreement. This Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member.

9.10. WAIVER OF PARTITION. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member hereby irrevocably waives any right or power it might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth in the introductory paragraph hereof.

HARRAH’S OPERATING COMPANY, INC.,
a Delaware Corporation

By: /s/ Jonathan S. Halkyard
Name: Jonathan S. Halkyard
Title: Senior Vice President, CFO and Treasurer

Signature – Operating Agreement – PHW Manager, LLC

SCHEDULE A

Officers

	Name:		Title:
1.	Jonathan S. Halkyard	-	President, Treasurer

2.	Thomas M. Jenkin	-	Senior Vice President

3.	Michael D. Cohen	-	Secretary

4.	Kevin Ortzman	-	Vice President

Sch. A-1

SCHEDULE B

Initial members of the Board of Managers

Jonathan S. Halkyard

Thomas M. Jenkin

Sch. B-1